FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES THIRD QUARTER 2009 EARNINGS RESULTS

FORT WORTH, Texas, (November 12, 2009) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) today reported third quarter 2009 net earnings of $4.2 million compared to $0.6 million reported for third quarter 2008.  Year to date, Hallmark reported net earnings of $15.3 million, compared to $15.3 million for the same period the prior year.  On a fully diluted basis, net earnings were $0.20 per share and $0.73 per share for the third quarter and the first nine months of 2009, as compared to $0.03 per share and $0.73 per share for the similar periods of 2008.  Total revenues were $71.9 million and $213.6 million for the third quarter and first nine months of 2009, as compared to $65.0 million and $208.5 million for the similar periods of 2008.

Mark J. Morrison, President and Chief Executive Officer, said, “Our premium production increased 4% year to date compared to a year ago due to our ongoing geographic and product expansion in our Personal Segment and the expansion of our Specialty Commercial Segment with the acquisition of Heath XS late last year. However, our continued adherence to underwriting discipline during prolonged soft market conditions has contributed to a decrease in premium production in our Standard Commercial Segment and the other lines of business in our Specialty Commercial Segment. We continue to see aggressive pricing on larger commercial accounts from national standard lines carriers and an increased appetite for risks that have historically been written in the E&S market.  However, the greatest factor affecting our premium production is the impact of the economic slowdown on our insureds. Even with strong retention rates on our existing accounts, our commercial businesses again experienced declining premium as a result of a decrease in exposure units upon renewal.”

Mr. Morrison continued, “Our primary focus continues to be on underwriting profitability, as opposed to premium growth or market share. We are achieving this goal by remaining disciplined in soft market conditions, as evidenced by our 92.9% combined ratio for the year.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share has increased 25% to $10.79 as of September 30, 2009 compared to $8.61 as of December 31, 2008. In light of the flat change in book value per share during 2008, our year to date growth in book value per share in 2009 represents true incremental growth from where we began 2008.  Other operating metrics continue to be strong with cash flow from operations of $46 million and comprehensive income of $42 million for the nine months ended September 30, 2009.”

Mr. Schwarz continued, “Total investments and cash and cash equivalents were $421 million as of September 30, 2009 up 19% compared to December 31, 2008. Investment income declined 15% during the third quarter of 2009 compared to the third quarter of 2008, due to near zero yields for cash and short term securities.  As of quarter end, Hallmark had $84 million of cash and cash equivalents, plus other securities with short maturities, available to be deployed in higher yielding investments should suitable opportunities arise. Additionally, during the quarter Hallmark repurchased 750,000 shares of its common stock, representing 3.6% of total shares outstanding at a price of $7 per share, or 65% of the Company’s $10.79 book value per share as of September 30, 2009.”

	Three Months Ended
	September 30,
	2009	2008	% Change
	($ in thousands)
Produced premium (1)	$70,797	$70,015	1%
Gross premiums written	74,013	59,005	25%
Net premiums written	62,791	56,512	11%
Net premiums earned	64,238	58,928	9%
Commission and fee income	2,018	3,127	-35%
Investment income, net of expenses	3,467	4,100	-15%
Net realized gain (loss) on investments	597	(2,496)	-
Total revenues	71,903	64,989	11%
Net earnings (2)	4,214	631	568%
Net earnings per share - basic	$0.20	$0.03	567%
Net earnings per share - diluted	$0.20	$0.03	567%
Annualized return on average equity	7.9%	1.3%	508%
Book value per share	$10.79	$9.11	18%
Cash flow from operations	$16,913	$7,409	128%

	Nine Months Ended
	September 30,
	2009	2008	% Change
	($ in thousands)
Produced premium (1)	$222,447	$213,275	4%
Gross premiums written	220,545	186,357	18%
Net premiums written	203,831	179,854	13%
Net premiums earned	185,987	177,936	5%
Commission and fee income	10,834	16,280	-33%
Investment income, net of expenses	11,203	11,682	-4%
Net realized gain (loss) on investments	1,116	(1,405)	-
Total revenues	213,557	208,494	2%
Net earnings (2)	15,279	15,306	0%
Net earnings per share - basic	$0.73	$0.74	-1%
Net earnings per share - diluted	$0.73	$0.73	0%
Annualized return on average equity	10.3%	11.1%	-7%
Book value per share	$10.79	$9.11	18%
Cash flow from operations	$45,695	$37,158	23%

 (1) Produced premium is a non-GAAP measurement that management uses to track total premium produced by our operations.  Produced premium excludes unaffiliated third party premium fronted by our recently acquired Hallmark County Mutual Insurance Company subsidiary.  We believe it is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or assumed by third party insurance carriers who pay us commission revenue.
(2) Net earnings is net income attributable to Hallmark Financial Services, Inc. as reported in our consolidated statements of operations.

During the three and nine months ended September 30, 2009, our total revenues were $71.9 million and $213.6 million, representing a 11% and 2% increase from the $65.0 million and $208.5 million in total revenues for the same periods of 2008.  This increase in revenue was primarily attributable to increased earned premium due to increased retention of business in our Specialty Commercial Segment, the acquisition of our Heath XS Operating Unit in the third quarter of 2008 and increased production by our Personal Lines Segment.  Increased revenue was partially offset by reduced earned premium in our Standard Commercial Segment due to the deterioration of the general economic environment in our major markets and by lower commission and fee income in our Specialty Commercial Segment due to profit sharing commission adjustments related to adverse loss development on prior accident years, as well as the shift from a third party agency structure to an insurance underwriting structure.

We reported net earnings of $4.2 million and $15.3 million for the three and nine months ended September 30, 2009, which were $3.6 million higher than the $0.6 million reported for the third quarter 2008 and the same as reported for the nine months ended September 30, 2008.  On a diluted basis per share, net earnings were $0.20 and $0.73 per share for the three months and nine months ended September 30, 2009, as compared to $0.03 and $0.73 per share for the same periods in 2008.   The increase in net earnings for the three months ended September 30, 2009 was primarily attributable to increased revenue partially offset by higher loss and loss adjustment expense due mostly to unfavorable prior year loss development of $1.7 million recognized in the three months ending September 30, 2009 as compared to favorable development of $0.1 million recognized during the three months ending September 30, 2008.  The increase in revenue for the nine months ending September 30, 2009 was offset by increased loss and loss adjustment expense due mostly to unfavorable prior year loss development of $3.5 million recognized during the nine months ending September 30, 2009, as compared to favorable development of $1.9 million recognized during the nine months ending September 30, 2008.

Hallmark's net loss ratio was 63.2% and 62.1% for the three and nine months ended September 30, 2009 as compared to 66.2% and 62.1% for the same periods of 2008.  Hallmark's net expense ratio was 31.0% and 30.8% for the three and nine months ended September 30, 2009 as compared to 30.1% and 30.5% for the same periods of 2008.  Hallmark maintained profitable net combined ratios of 94.2% and 92.9% for the three and nine months ended September 30, 2009 as compared to 96.3% and 92.6% for the same periods in the prior year.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services.  The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this Release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands)
	September 30	December 31
ASSETS	2009	2008
	(unaudited)
Investments:
Debt securities, available-for-sale, at fair value	$295,452	$268,513
Equity securities, available-for-sale, at fair value	40,959	25,003

Total investments	336,411	293,516

Cash and cash equivalents	84,422	59,134
Restricted cash and cash equivalents	5,918	8,033
Premiums receivable	48,794	44,032
Accounts receivable	3,729	4,531
Receivable for securities	181	1,031
Prepaid reinsurance premiums	11,198	1,349
Reinsurance recoverable	11,695	8,218
Deferred policy acquisition costs	22,629	19,524
Excess of cost over fair value of net assets acquired	41,080	41,080
Intangible assets, net	29,789	28,969
Current federal income tax recoverable	1,080	696
Deferred federal income taxes	-	6,696
Prepaid expenses	816	1,007
Other assets	18,264	20,582

Total assets	$616,006	$538,398

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes payable	$59,502	$60,919
Reserves for unpaid losses and loss adjustment expenses	180,179	156,363
Unearned premiums	130,467	102,192
Unearned revenue	266	2,037
Reinsurance balances payable	2,680	-
Accrued agent profit sharing	1,908	2,151
Accrued ceding commission payable	8,600	8,605
Pension liability	4,427	4,309
Deferred federal income taxes	92	-
Payable for securities	688	3,606
Accounts payable and other accrued expenses	9,148	18,067

Total liabilities	397,957	358,249

Commitments and Contingencies

Redeemable non-controlling interest	1,011	737

Stockholders' equity:
Common stock, $.18 par value (authorized 33,333,333 shares in 2009 and 2008;
issued 20,871,498 shares in 2009 and 20,841,782 shares in 2008)	3,757	3,751
Capital in excess of par value	121,261	119,928
Retained earnings	89,186	72,242
Accumulated other comprehensive income (loss)	8,161	(16,432)
Treasury stock, at cost (757,828 shares in 2009 and 7,828 in 2008)	(5,327)	(77)

Total stockholders' equity	217,038	179,412

	$616,006	$538,398

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30

	2009	2008	2009	2008

Gross premiums written	$74,013	$59,005	$220,545	$186,357
Ceded premiums written	(11,222)	(2,493)	(16,714)	(6,503)
Net premiums written	62,791	56,512	203,831	179,854
Change in unearned premiums	1,447	2,416	(17,844)	(1,918)
Net premiums earned	64,238	58,928	185,987	177,936

Investment income, net of expenses	3,467	4,100	11,203	11,682
Net realized gains (losses)	597	(2,496)	1,116	(1,405)
Finance charges	1,525	1,307	4,324	3,894
Commission and fees	2,018	3,127	10,834	16,280
Processing and service fees	7	20	33	98
Other income	51	3	60	9

Total revenues	71,903	64,989	213,557	208,494

Losses and loss adjustment expenses	40,579	38,981	115,552	110,514
Other operating expenses	23,428	24,041	71,056	71,114
Interest expense	1,147	1,186	3,456	3,557
Amortization of intangible assets	916	620	2,412	1,766

Total expenses	66,070	64,828	192,476	186,951

Income before tax	5,833	161	21,081	21,543
Income tax expense (benefit)	1,585	(485)	5,766	6,222
Net income	4,248	646	15,315	15,321
Less: Net income attributable to
non-controlling interest	34	15	36	15

Net income attributable to Hallmark Financial Services, Inc.	$4,214	$631	$15,279	$15,306

Net income per share attributable to Hallmark Financial
Services, Inc. common stockholders:
Basic	$0.20	$0.03	$0.73	$0.74
Diluted	$0.20	$0.03	$0.73	$0.73

Hallmark Financial Services, Inc
Consolidated Segment Data

	Three Months Ended September 30, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$17,309	$36,064	$17,424	$-	$70,797

Gross premiums written	17,309	39,280	17,424	-	74,013
Ceded premiums written	(1,144)	(10,078)	-	-	(11,222)
Net premiums written	16,165	29,202	17,424	-	62,791
Change in unearned premiums	1,627	92	(272)	-	1,447
Net premiums earned	17,792	29,294	17,152	-	64,238

Total revenues	19,569	32,346	18,735	1,253	71,903

Losses and loss adjustment expenses	11,425	17,641	11,513	-	40,579

Pre-tax income (loss), net of
non-controlling interest	2,164	3,588	2,225	(2,178)	5,799

Net loss ratio (2)	64.2%	60.2%	67.1%		63.2%
Net expense ratio (2)	32.8%	29.8%	22.4%		31.0%
Net combined ratio (2)	97.0%	90.0%	89.5%		94.2%

	Three Months Ended September 30, 2008
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$18,957	$36,295	$14,763	$-	$70,015

Gross premiums written	18,954	25,288	14,763	-	59,005
Ceded premiums written	(1,274)	(1,219)	-	-	(2,493)
Net premiums written	17,680	24,069	14,763	-	56,512
Change in unearned premiums	1,784	650	(18)	-	2,416
Net premiums earned	19,464	24,719	14,745	-	58,928

Total revenues	20,280	30,245	16,053	(1,589)	64,989

Losses and loss adjustment expenses	13,239	16,287	9,455	-	38,981

Pre-tax income (loss), net of
non-controlling interest	887	745	2,544	(4,030)	146

Net loss ratio (2)	68.0%	65.9%	64.1%		66.2%
Net expense ratio (2)	30.9%	30.8%	21.5%		30.1%
Net combined ratio (2)	98.9%	96.7%	85.6%		96.3%

[1]
Produced premium is a non-GAAP measurement that management uses to track total premium produced by our operations.   Produced premium excludes unaffiliated third party premium fronted on our recently acquired Hallmark County Mutual Insurance Company subsidiary.  We believe this is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or assumed by third party insurance carriers who pay us commission revenue.

[2]
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP. During the second quarter of 2009 we changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for our operating units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the operating units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.  All prior period ratios have been restated to conform to the new method, resulting in an increase to the consolidated net expense ratio of 1.3% for the three months ended September 30, 2008.

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Nine Months Ended September 30, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$56,881	$110,598	$54,968	$-	$222,447

Gross premiums written	56,881	108,696	54,968	-	220,545
Ceded premiums written	(3,331)	(13,383)	-	-	(16,714)
Net premiums written	53,550	95,313	54,968	-	203,831
Change in unearned premiums	419	(13,692)	(4,571)	-	(17,844)
Net premiums earned	53,969	81,621	50,397	-	185,987

Total revenues	57,783	97,601	54,971	3,202	213,557

Losses and loss adjustment expenses	33,890	48,422	33,240	-	115,552

Pre-tax income (loss), net of
non-controlling interest	5,987	14,280	7,738	(6,960)	21,045

Net loss ratio (2)	62.8%	59.3%	66.0%		62.1%
Net expense ratio (2)	32.4%	30.0%	21.4%		30.8%
Net combined ratio (2)	95.2%	89.3%	87.4%		92.9%

	Nine Months Ended September 30, 2008
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$62,330	$104,302	$46,643	$-	$213,275

Gross premiums written	62,327	77,387	46,643	-	186,357
Ceded premiums written	(3,667)	(2,836)	-	-	(6,503)
Net premiums written	58,660	74,551	46,643	-	179,854
Change in unearned premiums	2,224	(1,900)	(2,242)	-	(1,918)
Net premiums earned	60,884	72,651	44,401	-	177,936

Total revenues	64,617	94,617	48,277	983	208,494

Losses and loss adjustment expenses	36,218	45,266	29,030	-	110,514

Pre-tax income (loss)	9,104	12,601	7,047	(7,224)	21,528

Net loss ratio (2)	59.5%	62.3%	65.4%		62.1%
Net expense ratio (2)	31.0%	30.6%	21.6%		30.5%
Net combined ratio (2)	90.5%	92.9%	87.0%		92.6%

[1]
Produced premium is a non-GAAP measurement that management uses to track total premium produced by our operations.   Produced premium excludes unaffiliated third party premium fronted on our recently acquired Hallmark County Mutual Insurance Company subsidiary.  We believe this is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or assumed by third party insurance carriers who pay us commission revenue.

[2]
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP. During the second quarter of 2009 we changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for our operating units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the operating units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.  All prior period ratios have been restated to conform to the new method, resulting in an increase to the consolidated net expense ratio of 1.6% for the nine months ended September 30, 2008.